EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74218) pertaining to the Citizens First Savings Bank 401(k) Plan (the “Plan”) of our report dated July 5, 2006 regarding the financial statements of the Plan as of and for the year ended December 31, 2005, as included in the Plan’s Annual Report on Form 11-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.
/s/ Austin, Niester, Beauchamp & Finnegan
Austin, Niester, Beauchamp & Finnegan, PC
Port Huron, Michigan
July 12, 2006